Xfone, Inc. and Subsidiaries
PRO-FORMA BALANCE SHEETS
JUNE 30, 2007
(Unaudited)

	Xfone Inc.		Auracall Limited.	Pro Forma Adjustments		Pro Forma Consolidated

CURRENT ASSETS:
Cash	$1,202,086		$1,086,609	$(1,043,273)	(b)	$1,245,422
Account Receivables, net	8,942,459	(a)	662,041	(467,084)	(c)	9,137,416
Prepaid expenses and other receivables	1,722,420		-	-		1,722,420

Total current assets	11,866,965		1,748,650	(1,510,357)		12,105,258

INVESTMENTS	306,052		-	(306,052)	(d)	-

MINORITY INTEREST	131,919		-	-		131,919

LONG TERM LIABILITIES	564,905		-	-		564,905

FIXED ASSETS, NET	5,439,965		29,532	-		5,469,497

OTHER ASSETS, NET	16,977,759		-	1,083,733	(e)	18,061,432

Total Assets	$35,287,565		$1,778,182	$(732,676)		$36,333,071

CURRENT LIABILITIES
Short- term bank credit and current portion of notes payables	$2,013,892		$-	$-		$2,013,892
Trade Payables	7,435,942	(a)	668,107	(467,084)	(c)	7,636,965
Other liabilities and accrued income	2,701,835		222,011	622,472	(f)	3,546,318
Current maturities of obligations under leases	92,635		-	-		92,635

Total current liabilities	12,244,304		890,118	155,388		13,289,810

DEFFERED TAXES	182,330		-	-		182,330

NOTES PAYABLE	1,318,191		-	-		1,318,191

OBLIGATIONS UNDER CAPITAL LEASES	155,694		-	-		155,694

SEVERANCE PAY	148,601		-	-		148,601
TOTAL SHAREHOLDERS' EQUITY	21,238,445		888,064	(888,064)	(g)	21,238,445

Total liabilities and shareholders' equity	$35,287,565		$1,778,182	$(732,676)		$36,333,071

(a).           Balance sheet was reclassified to present the net amount owed to Auracall Limited.
(b).           To record purchase price paid in cash and acquisition costs
(c).           To cancel inter company balances
(d).           To cancel investment in Auracall Limited as of June 30, 2007
(e).           To record the arise of a Goodwill
(f).            To record deferred purchase price
(g).           To eliminate acquired equity
(h).           In connection with the acquisition, Auracall Limited has agreed to lend the sum of GBP 850,000 (approximately $1,700,000) to Swiftnet Limited for the sole purposes of and in connection with the acquiring of the 987 ordinary shares of Auracall Limited.

Xfone, Inc. and Subsidiaries
PRO-FORMA STATEMENTS OF OPERATIONS
(Unaudited)
SIX MONTHS ENDED JUNE 30 2007

	Xfone Inc.	Auracall Ltd.	Pro Forma Adjustments		Pro Forma Consolidated

Revenues	$23,153,522	$5,381,990	$(5,521,133)	(a)	$23,014,379
Cost of Revenues	(10,323,243)	(2,549,629)	5,521,133	(a)	(7,351,739)

Gross profit	12,830,279	2,832,361	-		15,662,640

Operating expenses:
Research and development	31,796	-	-		31,796
Marketing and selling	5,474,506	2,104,884	-		7,579,390
General and administrative	5,846,730	408,270			6,255,000

Total operating expenses	11,353,032	2,513,154	-		13,866,186

Operating profit	1,477,247	319,207	-		1,796,454

Financing income, net	(306,695)	19,815	-		(286,880)
Equity in income of affiliated company	112,585	-	(112,585)	(b)	-
Income before minority interest and taxes	1,283,137	339,022	(112,585)		1,509,574

Minority interest	(173,131)	-	-		(173,131)

Income before taxes	1,110,006	339,022	(112,585)		1,336,443

Taxes on income	(254,172)	(64,414)	-		(318,586)

Net Income (loss)	$855,834	$274,608	$(112,585)		$1,017,857

Earning per share:
Basic	$0.075				$0.089

Diluted	$0.075				$0.089

(a).           To eliminate intercompany charges
(b).           To eliminate equity in income of Auracall for the six months ended June 30, 2007

Xfone, Inc. and Subsidiaries
PRO-FORMA STATEMENTS OF OPERATIONS
(Unaudited)
YEAR ENDED DECEMBER 31 2006
IN GBP

	Xfone Inc.	Auracall Ltd	Pro Forma Adjustments		Pro Forma Consolidated	Convenient translation to USD

Revenues	£19,353,771	£2,411,508	£(245,233)	(a)	£21,520,046	$42,157,770
Cost of Revenues	(11,214,394)	-	245,233	(a)	(10,969,161)	(21,488,586)

Gross profit	8,139,377	2,411,508	-		10,550,885	20,669,184

Operating expenses:
Research and development	23,333	-	-		23,333	45,709
Marketing and selling	2,520,167	1,827,811	-		4,347,978	8,517,689
General and administrative	5,067,535	475,328	-		5,542,863	10,858,469

Total operating expenses	7,611,035	2,303,139	-		9,914,174	19,421,867

Operating profit	528,342	108,369	-		636,711	1,247,317

Financing income, net	(276,002)	7,896	-		(268,106)	(525,220)
Equity in income of affiliated company	30,921	-	(30,921)	(b)	-	-
Loss from a change of holding of affiliated company	(29,848)	-	29,848	(c)	-	-
Other income (expenses)	43,248	-	-		43,248	84,723

Income before minority interest and taxes	296,661	116,265	(1073)		411,853	806,820

Minority interest	41,757	-	-		41,757	81,802

Income before taxes	338,418	116,265	(1,073)		453,610	888,622

Taxes on income	(1,156)	(21,122)	-		(22,278)	(43,643)

Net Income (loss)	£337,262	£95,143	£(1,073)		£431,332	$844,979

Earning per share
Basic	£0.033				£0.043	$0.083

Diluted	£0.033				£0.043	$0.083

(a).           To eliminate intercompany charges
(b).           To eliminate equity in income of Auracall for the year ended December 2006
(c).           To eliminate loss from a change of holding of Auracall